EXHIBIT 99
Restaurant Brands International Inc. Reports Second Quarter 2020 Results
Drive thru and digital channels drive 30-point recovery in comparable sales across brands from end of March to June
Reopened over 4,500 restaurants in the quarter, now 93% open globally
Strong and flexible financial position with $2.5 billion of available liquidity at quarter end
Building pipeline for return to strong net restaurant growth in 2021

Toronto, Ontario - August 6, 2020 - Restaurant Brands International Inc. (TSX/NYSE: QSR, TSX: QSP) today reported financial results for the second quarter ended June 30, 2020.
Jose Cil, Chief Executive Officer of Restaurant Brands International Inc. (“RBI”) commented, “The COVID-19 pandemic has introduced a host of unprecedented challenges, but our proactive and coordinated response across the globe has helped drive a significant recovery in performance since March. I am so proud of our restaurant owners, our restaurant team members, and our entire team at RBI for their incredible work and dedication in confronting this crisis. By the end of the quarter, we were back to 90% of our prior year system-wide sales with 93% of our restaurants open worldwide, which speaks to the strength and resilience of our three amazing brands and business model."

Cil continued, “During this crisis, the strength of our drive thru, digital and delivery channels has been a particularly important differentiator as guests have looked to us for a combination of safety, convenience, quality and great value that few can match. It was encouraging to see our investments in digital channels drive meaningful incremental sales in the quarter and we’re excited that in our home markets, digital sales across brands grew over 120% year-over-year and more than 30% quarter-over-quarter.”

“We are a growth company at our core and we are continuing to make progress behind important initiatives to invest in our product quality, service, brand marketing and digital platforms. We are also working closely with our restaurant owners around the world to build strong pipelines and restart our global development engine. We have a very healthy balance sheet and three exceptional brands with well-capitalized systems. This combination positions us very well to navigate through this crisis and continue on our path to deliver industry-leading system-wide sales growth and build the most loved restaurants brands in the world,” added Cil.

“And, while we have been laser-focused on the recovery of our business this past quarter, we made sure that important long-term priorities didn't get lost. We launched our Restaurant Brands for Good framework and identified major projects under the pillars of food, planet and people that we believe are foundational to building globally loved restaurant brands,” concluded Cil.

Consolidated Operational Highlights	Three Months Ended June 30,
	2020	2019
	(Unaudited)
System-wide Sales Growth
TH	(33.4)%	1.6%
BK	(25.2)%	9.8%
PLK	24.0%	8.8%
Consolidated	(20.9)%	7.9%
System-wide Sales (in US$ millions)
TH	$1,108	$1,716
BK	$4,127	$5,717
PLK	$1,247	$1,012
Consolidated	$6,482	$8,445
Net Restaurant Growth
TH	1.3%	1.6%
BK	4.2%	5.8%
PLK	6.7%	6.1%
Consolidated	3.9%	5.0%
System Restaurant Count at Period End
TH	4,934	4,872
BK	18,756	18,008
PLK	3,369	3,156
Consolidated	27,059	26,036
Comparable Sales
TH	(29.3)%	0.5%
BK	(13.4)%	3.6%
PLK	24.8%	3.0%

Note: System-wide sales growth and comparable sales are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants. System-wide sales are driven by sales at franchise restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation

Consolidated Financial Highlights

	Three Months Ended June 30,
(in US$ millions, except per share data)	2020	2019
	(Unaudited)
Total Revenues	$1,048	$1,400
Net Income Attributable to Common Shareholders and Noncontrolling Interests	$163	$257
Diluted Earnings per Share	$0.35	$0.55

TH Adjusted EBITDA(1)	$147	$287
BK Adjusted EBITDA(1)	$160	$252
PLK Adjusted EBITDA(1)	$51	$41
Adjusted EBITDA(2)	$358	$580

Adjusted Net Income(2)	$154	$331
Adjusted Diluted Earnings per Share(2)	$0.33	$0.71

	As of June 30,
	2020	2019
	(Unaudited)
LTM Free Cash Flow(2)	$1,110	$1,275
Net Debt	$11,320	$11,218
Net Leverage(2)	5.6x	5.0x

(1)TH Adjusted EBITDA, BK Adjusted EBITDA and PLK Adjusted EBITDA are our measures of segment profitability.
(2)Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share, LTM Free Cash Flow, and Net Leverage are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.

The year-over-year change in Total Revenues on a GAAP basis was primarily driven by a decline in system-wide sales at Tim Hortons and Burger King and a decrease in supply chain sales, partially offset by an increase in system-wide sales at Popeyes. FX movements also contributed to the year-over-year decrease in Total Revenues on a GAAP basis.
The decrease in Net Income Attributable to Common Shareholders and Noncontrolling Interests for the second quarter was primarily driven by a decrease in Tim Hortons and Burger King segment income, partially offset by an increase in Popeyes segment income, a decrease in interest expense and a decrease in income tax expense.
The year-over year change in Adjusted EBITDA on a GAAP and on an organic basis was primarily driven by the decrease in Tim Hortons and Burger King Adjusted EBITDA, partially offset by an increase in Popeyes Adjusted EBITDA.
Our results this quarter continued to be significantly impacted by the COVID-19 global pandemic, but we saw a substantial improvement in business performance over the course of the quarter relative to the performance we saw during the onset of the crisis globally in March.
In North America and Asia Pacific substantially all of our restaurants were open as of the end of July. In Europe, Middle East and Africa approximately 90% of our restaurants were open as of the end of July, while in Latin America approximately 80% of our restaurants were open as of the end of July.
Many of our restaurants are operating with limited service modes serving food through channels such as drive-thru, delivery, and take-out. We have started re-opening our dining rooms in numerous countries and regions in line with guidance from local authorities.
While we do not know the future impact COVID-19 will have on our business, or when our business will return to normal operations, we expect to see a continued impact from COVID-19 on our full quarter results in the third quarter.

TH Segment Results

	Three Months Ended June 30,
(in US$ millions)	2020	2019
	(Unaudited)
System-wide Sales Growth	(33.4)%	1.6%
System-wide Sales	$1,108	$1,716
Comparable Sales	(29.3)%	0.5%

Net Restaurant Growth	1.3%	1.6%
System Restaurant Count at Period End	4,934	4,872

Sales	$374	$551
Franchise and Property Revenues	$193	$291
Total Revenues	$567	$842

Cost of Sales	$307	$420
Franchise and Property Expenses	$83	$90
Segment SG&A	$61	$77
Segment Depreciation and Amortization	$28	$26
Adjusted EBITDA(1)(3)	$147	$287

(3)TH Adjusted EBITDA includes $2 million and $5 million of cash distributions received from equity method investments for the three months ended June 30, 2020 and 2019, respectively.

For the second quarter of 2020, the decrease in system-wide sales growth was primarily driven by comparable sales of (29.3)%, including Canada comparable sales of (29.9)%, as well as the temporary closure of certain restaurants related to the COVID-19 pandemic, partially offset by net restaurant growth of 1.3%.

The year-over-year change in Total Revenues on a GAAP and on an organic basis was primarily driven by the decrease in system-wide sales. This decrease was also driven by FX movements on a GAAP basis.

The year-over-year change in Adjusted EBITDA on a GAAP and on an organic basis was primarily driven by the decrease in system-wide sales. This decrease was also driven by FX movements on a GAAP basis.

Our results at Tim Hortons in Canada improved over the course of the quarter relative to results during the onset of the global pandemic in March. During the last two weeks of March, comparable sales decreased on average by a percentage in the mid-forties. As of the end of July, comparable sales performance had improved to the negative-mid teens on a percentage basis.

BK Segment Results

	Three Months Ended June 30,
(in US$ millions)	2020	2019
	(Unaudited)
System-wide Sales Growth	(25.2)%	9.8%
System-wide Sales	$4,127	$5,717
Comparable Sales	(13.4)%	3.6%

Net Restaurant Growth	4.2%	5.8%
System Restaurant Count at Period End	18,756	18,008

Sales	$15	$19
Franchise and Property Revenues	$332	$428
Total Revenues	$347	$447

Cost of Sales	$16	$17
Franchise and Property Expenses	$48	$42
Segment SG&A	$135	$149
Segment Depreciation and Amortization	$12	$12
Adjusted EBITDA(1)(4)	$160	$252

(4) BK Adjusted EBITDA includes $1.0 million of cash distributions received from equity method investments for the three months ended June 30, 2019. No significant amounts were received for the three months ended June 30, 2020.

For the second quarter of 2020, the decrease in system-wide sales growth was driven by a decrease in comparable sales of (13.4)%, including a decrease in US comparable sales of (9.9)%, as well as the temporary closure of certain restaurants related to the COVID-19 pandemic, partially offset by net restaurant growth of 4.2%.

The year-over-year change in Total Revenues on a GAAP and on an organic basis was primarily driven by the decrease in system-wide sales, which was concentrated in the month of April. On a GAAP basis, FX movements resulted in a further decrease.

The year-over-year change in Adjusted EBITDA on a GAAP and on an organic basis was primarily driven by the decrease in system-wide sales. This decrease was also driven by FX movements on a GAAP basis.

Our results at Burger King in the US improved over the course of the quarter relative to results during the onset of the global pandemic in March. During the last two weeks of March, comparable sales decreased on average by a percentage in the low-thirties. As of the end of July, comparable sales performance had improved to flat on a year-over-year basis.

PLK Segment Results

	Three Months Ended June 30,
(in US$ millions)	2020	2019
	(Unaudited)
System-wide Sales Growth	24.0%	8.8%
System-wide Sales	$1,247	$1,012
Comparable Sales	24.8%	3.0%

Net Restaurant Growth	6.7%	6.1%
System Restaurant Count at Period End	3,369	3,156

Sales	$17	$19
Franchise and Property Revenues	$117	$92
Total Revenues	$134	$111

Cost of Sales	$16	$16
Franchise and Property Expenses	$3	$3
Segment SG&A	$65	$54
Segment Depreciation and Amortization	$2	$3
Adjusted EBITDA(1)	$51	$41

For the second quarter of 2020, system-wide sales growth was driven by comparable sales growth of 24.8%, including US comparable sales growth of 28.5%, as well as net restaurant growth of 6.7%, partially offset by the temporary closure of certain restaurants related to the COVID-19 pandemic.

The year-over-year change in Total Revenues on a GAAP and on an organic basis was primarily driven by system-wide sales growth.

The year-over-year change in Adjusted EBITDA on a GAAP and on an organic basis was primarily driven by system-wide sales growth.

Our results at Popeyes in the US improved over the course of the quarter relative to results during the onset of the global pandemic in March. During the last two weeks of March, comparable sales were approximately flat on a year-over-year basis. As of the end of July, comparable sales performance had improved to the positive high-twenties on a percentage basis.

Cash and Liquidity

As of June 30, 2020, total debt was $12.9 billion, net debt (total debt less cash and cash equivalents of $1.5 billion) was $11.3 billion, and net leverage was 5.6x. Our cash balance at quarter end reflects our decision to pay down the full amount we had drawn on our $1 billion revolving credit facility, which we had drawn out of an abundance of caution during the onset of the global crisis in mid-March. Our cash balance also reflects $500 million of First Lien Notes, which we issued at the beginning of April 2020.

The RBI Board of Directors has declared a dividend of $0.52 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership for the third quarter of 2020. The dividend will be payable on October 2, 2020 to shareholders and unitholders of record at the close of business on September 18, 2020.

Investor Conference Call
We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Thursday, August 6, 2020, to review financial results for the second quarter ended June 30, 2020. The earnings call will be broadcast live via our investor relations website at http://investor.rbi.com and a replay will be available for 30 days following the release. The dial-in number is (877) 317-6711 for U.S. callers, (866) 450-4696 for Canadian callers, and (412) 317-5475 for callers from other countries.

Contacts

Investors: investor@rbi.com
Media: media@rbi.com
About Restaurant Brands International Inc.
Restaurant Brands International Inc. is one of the world's largest quick service restaurant companies with approximately $32 billion in annual system-wide sales and over 27,000 restaurants in more than 100 countries and U.S. territories. RBI owns three of the world's most prominent and iconic quick service restaurant brands - TIM HORTONS®, BURGER KING®, and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 45 years.
Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations regarding the effects of the COVID-19 pandemic on our results of operations, liquidity and prospects and those of our franchisees, digital engagement, our efforts to assist restaurant owners in maintaining liquidity, our Winning Together Plan, our expectations regarding strategic initiatives and our restaurant pipeline, investment in marketing and long-term growth prospects. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to unforeseen events such as pandemics; risks related to supply chain; risks related to ownership and leasing of properties; risks related to our franchisees financial stability and their ability to access and maintain the liquidity necessary to operate their business; risks related to RBI’s ability to successfully implement its domestic and international growth strategy and risks related to its international operations; risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry; risks related to technology; and changes in applicable tax laws or interpretations thereof. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Sales	$406	$589	$909	$1,111
Franchise and property revenues	642	811	1,364	1,555
Total revenues	1,048	1,400	2,273	2,666
Operating costs and expenses:
Cost of sales	339	453	738	859
Franchise and property expenses	134	135	260	268
Selling, general and administrative expenses	295	316	620	628
(Income) loss from equity method investments	16	2	18	—
Other operating expenses (income), net	21	3	5	(14)
Total operating costs and expenses	805	909	1,641	1,741
Income from operations	243	491	632	925
Interest expense, net	128	137	247	269
Income before income taxes	115	354	385	656
Income tax (benefit) expense	(49)	97	(3)	153
Net income	164	257	388	503
Net income attributable to noncontrolling interests	58	115	138	226
Net income attributable to common shareholders	$106	$142	$250	$277
Earnings per common share
Basic	$0.35	$0.56	$0.83	$1.09
Diluted	$0.35	$0.55	$0.83	$1.07
Weighted average shares outstanding
Basic	301	255	300	254
Diluted	469	469	469	468
Cash dividends declared per common share	$0.52	$0.50	$1.04	$1.00

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of
	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$1,540	$1,533
Accounts and notes receivable, net of allowance of $41 and $13, respectively	520	527
Inventories, net	96	84
Prepaids and other current assets	71	52
Total current assets	2,227	2,196
Property and equipment, net of accumulated depreciation and amortization of $793 and $746, respectively	1,958	2,007
Operating lease assets, net	1,117	1,176
Intangible assets, net	10,288	10,563
Goodwill	5,498	5,651
Net investment in property leased to franchisees	62	48
Other assets, net	866	719
Total assets	$22,016	$22,360
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$470	$644
Other accrued liabilities	596	790
Gift card liability	112	168
Current portion of long-term debt and finance leases	106	101
Total current liabilities	1,284	1,703
Long-term debt, net of current portion	12,310	11,759
Finance leases, net of current portion	299	288
Operating lease liabilities, net of current portion	1,046	1,089
Other liabilities, net	1,810	1,698
Deferred income taxes, net	1,415	1,564
Total liabilities	18,164	18,101
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at June 30, 2020 and December 31, 2019; 302,623,813 shares issued and outstanding at June 30, 2020; 298,281,081 shares issued and outstanding at December 31, 2019	2,602	2,478
Retained earnings	708	775
Accumulated other comprehensive income (loss)	(1,025)	(763)
Total Restaurant Brands International Inc. shareholders’ equity	2,285	2,490
Noncontrolling interests	1,567	1,769
Total shareholders’ equity	3,852	4,259
Total liabilities and shareholders’ equity	$22,016	$22,360

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income	$388	$503
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	91	92
Amortization of deferred financing costs and debt issuance discount	12	15
(Income) loss from equity method investments	18	—
(Gain) loss on remeasurement of foreign denominated transactions	10	(3)
Net (gains) losses on derivatives	(1)	(34)
Share-based compensation expense	39	39
Deferred income taxes	(131)	23
Other	20	(3)
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	(36)	(16)
Inventories and prepaids and other current assets	(28)	(10)
Accounts and drafts payable	(158)	(40)
Other accrued liabilities and gift card liability	(13)	(166)
Tenant inducements paid to franchisees	(5)	(8)
Other long-term assets and liabilities	(10)	83
Net cash provided by operating activities	196	475
Cash flows from investing activities:
Payments for property and equipment	(39)	(14)
Net proceeds from disposal of assets, restaurant closures, and refranchisings	5	22
Settlement/sale of derivatives, net	22	15
Net cash (used for) provided by investing activities	(12)	23
Cash flows from financing activities:
Proceeds from revolving line of credit and long-term debt	1,585	—
Repayments of revolving line of credit, long-term debt and finance leases	(1,045)	(48)
Payment of financing costs	(10)	—
Payment of dividends on common shares and distributions on Partnership exchangeable units	(716)	(437)
Proceeds from stock option exercises	41	80
(Payments) proceeds from derivatives	(14)	11
Other financing activities, net	(2)	(1)
Net cash used for financing activities	(161)	(395)
Effect of exchange rates on cash and cash equivalents	(16)	12
Increase (decrease) in cash and cash equivalents	7	115
Cash and cash equivalents at beginning of period	1,533	913
Cash and cash equivalents at end of period	$1,540	$1,028
Supplemental cash flow disclosures:
Interest paid	$234	$292
Income taxes paid	$60	$127

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the percentage change in sales at all franchise and company-owned restaurants in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for 13 months or longer for TH and BK and 17 months or longer for PLK . Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation. System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

System-wide sales represent sales at all franchise restaurants and company-owned restaurants. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

Net restaurant growth refers to the net increase in restaurant count (openings, net of permanent closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period.

	Three Months Ended June 30,
KPIs by Market	2020	2019
	(Unaudited)
System-wide Sales Growth
TH - Canada	(34.0)%	1.5%
TH - Rest of World	(29.9)%	1.8%
TH - Global	(33.4)%	1.6%

BK - US	(10.5)%	1.5%
BK - Rest of World	(38.2)%	17.8%
BK - Global	(25.2)%	9.8%

PLK - US	31.3%	7.6%
PLK - Rest of World	(24.8)%	17.2%
PLK - Global	24.0%	8.8%

System-wide Sales (in US$ millions)
TH - Canada	$956	$1,498
TH - Rest of World	$152	$218
TH - Global	$1,108	$1,716

BK - US	$2,314	$2,585
BK - Rest of World	$1,813	$3,132
BK - Global	$4,127	$5,717

PLK - US	$1,150	$876
PLK - Rest of World	$97	$136
PLK - Global	$1,247	$1,012

Comparable Sales
TH - Canada	(29.9)%	0.7%
TH - Rest of World	(24.5)%	(0.6)%
TH - Global	(29.3)%	0.5%

BK - US	(9.9)%	0.5%
BK - Rest of World	(18.1)%	6.5%
BK - Global	(13.4)%	3.6%

PLK - US	28.5%	2.9%
PLK - Rest of World	(11.0)%	3.7%
PLK - Global	24.8%	3.0%

	As of June 30,
KPIs by Market	2020	2019
	(Unaudited)
Net Restaurant Growth
TH - Canada	0.5%	1.1%
TH - Rest of World	4.9%	3.8%
TH - Global	1.3%	1.6%

BK - US	(0.2)%	0.7%
BK - Rest of World	7.1%	9.5%
BK - Global	4.2%	5.8%

PLK - US	6.0%	5.0%
PLK - Rest of World	9.1%	9.6%
PLK - Global	6.7%	6.1%

Restaurant Count
TH - Canada	3,997	3,979
TH - Rest of World	937	893
TH - Global	4,934	4,872

BK - US	7,257	7,272
BK - Rest of World	11,499	10,736
BK - Global	18,756	18,008

PLK - US	2,521	2,379
PLK - Rest of World	848	777
PLK - Global	3,369	3,156

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure
(Unaudited)

Selling, General and Administrative Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions)	2020	2019	2020	2019
Segment SG&A TH(1)	$61	$77	$148	$159
Segment SG&A BK(1)	135	149	280	290
Segment SG&A PLK(1)	65	54	131	103
Share-based compensation and non-cash incentive compensation expense	23	19	44	44
Depreciation and amortization(2)	4	4	9	9
Corporate restructuring and tax advisory fees	7	11	8	17
Office centralization and relocation costs	—	2	—	6
Selling, general and administrative expenses	$295	$316	$620	$628

(1)Segment SG&A includes segment selling expenses, including advertising fund expenses, and segment general and administrative expenses and excludes share-based compensation and non-cash incentive compensation expense, depreciation and amortization, corporate restructuring and tax advisory fees, and office centralization and relocation costs.
(2)Segment depreciation and amortization reflects depreciation and amortization included in the respective segment cost of sales and the respective segment franchise and property expenses. Depreciation and amortization included in selling, general and administrative expenses reflects all other depreciation and amortization.

Other Operating Expenses (Income), net

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions)	2020	2019	2020	2019
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings(3)	$—	$(10)	$(2)	$(7)
Litigation settlement (gains) and reserves, net	1	—	1	—
Net losses (gains) on foreign exchange(4)	18	12	10	(3)
Other, net	2	1	(4)	(4)
Other operating expenses (income), net	$21	$3	$5	$(14)

(3)Net losses (gains) on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods.

(4) Net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, LTM Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Organic revenue growth, Organic Adjusted EBITDA growth, Free Cash Flow and Net Leverage. We believe that these non-GAAP measures are useful to investors in assessing our operating performance or liquidity, as it provides them with the same tools that management uses to evaluate our performance or liquidity and is responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business. Adjusted EBITDA is defined as EBITDA excluding (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net, and (iv) income or expense from non-recurring projects and non-operating activities. For the periods referenced, this included costs incurred in connection with the centralization and relocation of our Canadian and U.S. restaurant support centers to new offices in Toronto, Ontario, and Miami, Florida, respectively and corporate restructuring and related tax advisory fees, including those arising as a result of the adoption of the Tax Cuts and Jobs Act (the "Tax Act") and the implementing regulations thereunder. Management believes that these types of expenses are either not related to our underlying profitability drivers or not likely to re-occur in the foreseeable future and the varied timing, size and nature of these projects may cause volatility in our results unrelated to the performance of our core business that does not reflect trends of our core operations. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of our operating performance . Adjusted EBITDA, as defined above, also represents our measure of segment income for each of our three operating segments.

LTM Adjusted EBITDA is defined as Adjusted EBITDA for the last twelve month period to the date reported. LTM Adjusted EBITDA as of June 30, 2020 is the sum of the Adjusted EBITDA for the quarters ended June 30, 2020, March 31, 2020, December 31, 2019 and September 30, 2019, while LTM Adjusted EBITDA as of June 30, 2019 is the sum of the Adjusted EBITDA for the quarters ended June 30, 2019, March 31, 2019, December 31, 2018 and September 30, 2018.  A reconciliation of Adjusted EBITDA for each of those quarters was included in our press release attached as Exhibit 99 to our Form 8-Ks filed with the SEC on May 1, 2020, February 10, 2020, October 28, 2019.

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization as a result of acquisition accounting, (ii) amortization of deferred financing costs and debt issuance discount, (iii) loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015 and November 2019, (iv) (income) loss from equity method investments, net of cash distributions received from equity method investments, (v) other operating expenses (income), net, and (vi) other specifically identified costs associated with non-recurring projects.

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business.

Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by LTM Adjusted EBITDA. Net Leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

Revenue growth and Adjusted EBITDA growth, on an organic basis, are non-GAAP measures that exclude the impact of FX movements. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates.

Free Cash Flow is the total of Net cash provided by (used for) operating activities minus Payments for property and equipment. Free Cash Flow is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Organic Growth in Revenue and Adjusted EBITDA
Three Months Ended June 30, 2020
(Unaudited)

					Impact of FX
	Actual		Q2 '20 vs. Q2 '19		Movements	Organic Growth
(in US$ millions)	Q2 '20	Q2 '19	$	%	$	$	%
Revenue
TH	$567	$842	$(275)	(32.6)%	$(26)	$(249)	(30.5)%
BK	$347	$447	$(100)	(22.3)%	$(9)	$(91)	(20.6)%
PLK	$134	$111	$23	20.5%	$—	$23	20.8%
Total Revenues	$1,048	$1,400	$(352)	(25.1)%	$(35)	$(317)	(23.1)%
Adjusted EBITDA
TH	$147	$287	$(140)	(48.9)%	$(9)	$(131)	(47.2)%
BK	$160	$252	$(92)	(36.7)%	$(9)	$(83)	(34.4)%
PLK	$51	$41	$10	23.9%	$—	$10	24.6%
Adjusted EBITDA	$358	$580	$(222)	(38.3)%	$(18)	$(204)	(36.4)%

The change in Adjusted EBITDA during the three months ended June 30, 2020 compared to the three months ended June 30, 2019 includes a decrease of $12 million related to the temporary mismatch between advertising fund revenues and expenses which had a negative impact of approximately (2.1)% on the organic Adjusted EBITDA growth rate.

Note: Percentage changes may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions)	2020	2019	2020	2019
Segment income:
TH	$147	$287	$336	$524
BK	160	252	360	474
PLK	51	41	106	82
Adjusted EBITDA	358	580	802	1,080
Share-based compensation and non-cash incentive compensation expense(1)	23	19	44	44
Corporate restructuring and tax advisory fees(2)	7	11	8	17
Office centralization and relocation costs(3)	—	2	—	6
Impact of equity method investments(4)	18	9	22	10
Other operating expenses (income), net	21	3	5	(14)
EBITDA	289	536	723	1,017
Depreciation and amortization	46	45	91	92
Income from operations	243	491	632	925
Interest expense, net	128	137	247	269
Income tax (benefit) expense(5)	(49)	97	(3)	153
Net income	$164	$257	$388	$503

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions, except per share data)	2020	2019	2020	2019
Net income	$164	$257	$388	$503
Income tax (benefit) expense(5)	(49)	97	(3)	153
Income before income taxes	115	354	385	656
Adjustments:
Franchise agreement amortization	8	7	16	15
Amortization of deferred financing costs and debt issuance discount	6	8	12	15
Interest expense and loss on extinguished debt(6)	7	3	15	6
Corporate restructuring and tax advisory fees(2)	7	11	8	17
Office centralization and relocation costs(3)	—	2	—	6
Impact of equity method investments(4)	18	9	22	10
Other operating expenses (income), net	21	3	5	(14)
Total adjustments	67	43	78	55
Adjusted income before income taxes	182	397	463	711
Adjusted income tax expense(7)	28	66	82	125
Adjusted net income	$154	$331	$381	$586
Adjusted diluted earnings per share	$0.33	$0.71	$0.81	$1.25
Weighted average diluted shares outstanding	469	469	469	468

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Leverage and Free Cash Flow
(Unaudited)

	As of
(in US$ millions, except ratio)	June 30, 2020	June 30, 2019
Long-term debt, net of current portion	$12,310	$11,737
Finance leases, net of current portion	299	284
Current portion of long term debt and finance leases	106	92
Unamortized deferred financing costs and deferred issue discount	145	133
Total debt	12,860	12,246

Cash and cash equivalents	1,540	1,028
Net debt	11,320	11,218
LTM adjusted EBITDA	2,026	2,232
Net leverage	5.6x	5.0x

	Six Months Ended June 30,			Twelve Months Ended December 31,		Twelve Months Ended June 30,
(in US$ millions)	2020	2019	2018	2019	2018	2020	2019
Calculation:	A	B	C	D	E	A + D - B	B + E - C
Net cash provided by (used for) operating activities	$196	$475	$287	$1,476	$1,165	$1,197	$1,353
Payments for property and equipment	(39)	(14)	(22)	(62)	(86)	(87)	(78)
Free cash flow	$157	$461	$265	$1,414	$1,079	$1,110	$1,275

	Six Months Ended June 30,	Three Months Ended March 31,	Three Months Ended June 30,
(in US$ millions)	2020	2020	2020
Calculation:	A	B	A - B
Net cash provided by operating activities	$196	$136	$60
Payments for property and equipment	(39)	(19)	(20)
Free Cash Flow	$157	$117	$40

Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2019 and 2020 cash bonus, respectively.

(2)Costs arising primarily from professional advisory and consulting services associated with corporate restructuring initiatives related to the interpretation and implementation of the Tax Cuts and Jobs Act, which was enacted on December 22, 2017, including final, proposed and temporary Treasury regulations proposed between 2018 and 2020.

(3)In connection with the centralization and relocation of our Canadian and U.S. restaurant support centers to new offices in Toronto, Ontario, and Miami, Florida, respectively, we incurred certain non-operational expenses consisting primarily of duplicate rent expense, moving costs, and relocation-driven compensation expenses.

(4)Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments is included in segment income.

(5)The effective tax rate during the three and six months ended June 30, 2020 reflects a $64 million increase in deferred tax assets which decreased the effective tax rate by (55.2)% and (16.5)% during the three and six months ended June 30, 2020, respectively. Based on the analysis of final guidance related to the Tax Act received during these periods, a deferred tax asset was recorded. The effective tax rate for the three and six months ended June 30, 2019 reflects a $37 million income tax expense provision adjustment related to a prior restructuring transaction not applicable to ongoing operations which increased our effective tax rate by 10.4% and 5.6% during the three and six months ended June 30, 2019, respectively. Adjusted income tax expense excludes the impact of these adjustments.

(6)Represents loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to losses reclassified from accumulated other comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015 and November 2019.

(7)Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.